UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 19, 2009

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

    SCOLR Pharma, Inc. reduced the size of its board of directors to six directors as part of its efforts to decrease expenses. In connection with this decision, Dr. Reza Fassihi and Gregory Weaver submitted resignations as directors on March 19, 2009 and March 23, 2009, respectively. The resignations are effective as of March 31, 2009.

    The Board of Directors also updated membership of its board committees to include Messrs. Lucas (Chairman), Caudill and Reich as members of the Audit Committee, Messrs. Pines (Chairman), Reich and Lucas as members of the Nominating and Corporate Governance Committee, and Messrs. Caudill (Chairman), Lucas and Pines as members of the Compensation Committee effective March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: March 24, 2009	By:	/s/ Bruce S. Morra
Bruce S. Morra President and Chief Executive Officer